Exhibit 99.7

NEPHROS, INC.

UP TO 175,000,000 SHARES OF COMMON STOCK AND
WARRANTS TO PURCHASE UP TO 161,793,248 SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF NON-TRANSFERRABLE RIGHTS TO SUBSCRIBE
FOR SUCH SHARES AND WARRANTS

BENEFICIAL OWNER ELECTION FORM

I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of Units consisting of shares of common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase shares of Common Stock of NEPRHOS, INC. (the “Company”), issuable upon the exercise of subscription rights (“Subscription Rights”).

In this form, I (we) instruct you whether to exercise Subscription Rights to purchase Units distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated [•], 2010 (the “Prospectus”).

BOX 1.☐	Please do not exercise Subscription Rights for me (us).
BOX 2.☐	Please exercise Subscription Rights for me (us) and purchase Units as set forth below: Number of shares owned as of the date hereof: ________________________________
		number of units	subscription price	payment
	Basic Subscription Privilege	___________ ×	$0.02 =	$____________

IF YOU HAVE FULLY EXERCISED YOUR BASIC SUBSCRIPTION PRIVILEGE ABOVE
and you wish to purchase additional Units, subject to availability and the conditions and limitations described in the Prospectus, please so indicate by completing the additional required information:

	Over-Subscription Privilege	___________ ×	$0.02 =	$____________
TOTAL SUBSCRIPTION PAYMENT REQUIRED:
	$___________________ +	$___________________ =	$___________________
	(Basic Subscription Privilege Payment)	(Over-Subscription Privilege Payment)	(Total required payment)
FORM OF PAYMENT:
☐ Payment in the following amount is enclosed: $____________.
☐ Please deduct payment of $____________ from my (our) following account maintained by you:
	______________________________		______________________________
	(Type of Account)		(Account Number)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	Acknowledge receipt of the Prospectus and irrevocably elect to purchase the number of Units indicated above upon the terms and conditions specified in the Prospectus; and

•	Agree that if I (we) fail to pay for the Units that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or in any other fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address:

Telephone No.:

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